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                                                                    Exhibit 4.2


                          REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT, dated as of May 22, 2000 by and between TRC COMPANIES, INC., a Delaware corporation ("TRC") and John V. Lowney, individually and as Trustee of the John V. Lowney 1990 Revocable Trust dated August 27, 1990, Ron L. Helm, Ronald A. Massone, Stason I. Foster, C. Barry Butler, Thomas C. Benson, Jr., Belinda P. Blackie, Thomas F. McCloskey and Peter M. Langtry (each such individual a "Stockholder" and collectively, the "Stockholders").

     TRC and the Stockholders have entered into a Stock Purchase Agreement (the "Agreement") dated May 22, 2000, pursuant to which, among other things, the Stockholders will be entitled to receive, subject to the terms and conditions of the Agreement shares of the common stock, $.10 par value, of TRC, (the "TRC Shares") as well as Common Stock Purchase Warrants (the "Warrants") to purchase TRC shares.

     In connection with the foregoing, TRC hereby grants to the Stockholders certain registration and other rights with respect to the TRC Shares.

     Accordingly, the parties hereto agree as follows:

     1. REGISTRATION. (a) If TRC acts to register any of its common stock under the Securities Act of 1933 (the "Act") (including for this purpose a registration effected by TRC for stockholders other than the Stockholders) on or before (i) one year after the Closing Date, or (ii) with respect to TRC Shares purchased upon exercise of the Warrants, one year after a majority of the Warrants are exercised, and the registration form to be used may be used without substantial modification for the registration of the TRC Shares, TRC will give prompt written notice to John V. Lowney as agent for the Stockholders (the "Agent"), and will include in such registration statement all or any portion of the TRC Shares which the Stockholders elect to sell in such registration, provided that TRC shall not be obliged to, and shall not, include any TRC Shares in more than one effective registration statement during the periods noted as
(i) and (ii) above. Furthermore, TRC shall not be obligated to and shall not include any TRC Shares unless (a) the holders of at least 25,000 of the TRC Shares subject to registration shall have requested registration, and (b) TRC's underwriter shall determine that the inclusion of such TRC Shares would not adversely affect TRC's offering. If TRC's underwriter determines that such TRC Shares would adversely affect TRC's offering, the Sellers (as defined below) will reduce the number of TRC Shares they propose to sell (pro rata) as requested by TRC's underwriter, provided if the reduction is of twenty (20) or more percent of the TRC Shares requested for registration, then the Stockholders shall be entitled to participate in one additional registration in accordance with this Agreement, provided that under no circumstances will such right continue beyond one year after the Closing Date or with respect to TRC Shares purchased upon exercise of the Warrants one year after the majority of the Warrants are exercised.

     Any request for inclusion in a proposed registration shall be made within thirty (30) days of receipt by the Agent of written notice from TRC.

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          (b) Each holder of TRC Shares who wishes to have his TRC Shares registered (a "Seller") will furnish TRC with such appropriate information relating to the holder as TRC reasonably requests in writing. Following the effective date of the registration statement, TRC will, upon the request of a Seller, promptly supply such number of prospectuses meeting the requirements of the Act as may be reasonably requested by the Seller to permit Seller to make a public offering of all TRC Shares of the Seller included in the registration statement. TRC will use its best efforts to qualify the TRC Shares for sale in such states as the Seller may reasonably designate; provided that in no event will TRC be required to file a general consent to service of process.

               In the event of any underwritten public offering, TRC shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. TRC shall notify each Seller at any time when a prospectus relating to the sale of such Seller's securities is required to be delivered under the Act of the happening of any event as a result of which such prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. TRC shall cause all TRC Shares registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by TRC are then listed. TRC shall provide a transfer agent and registrar for all TRC Shares registered pursuant to this Agreement and CUSIP number for all such TRC Shares, in each case not later than the effective date of such registration.

          (c) TRC will indemnify and hold harmless each Seller and each underwriter, within the meaning of the Act, who may purchase from or sell for a Seller TRC Shares, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under the Act or any prospectus included in it required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by an untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to TRC by the Seller or underwriter expressly for use in the registration statement, which indemnifications will include each person, if any, who controls any such Seller or underwriter within the meaning of the Act; PROVIDED, HOWEVER, that TRC will not indemnify any Seller or underwriter or controlling person with regard to a requested registration statement unless the Seller or underwriter agrees to indemnify TRC, its directors, each officer signing the registration statement and each person, if any, who controls TRC within the meaning of the Act from and against any and all losses, claims, damages, and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to TRC by the Seller or underwriter expressly for use therein.


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          (d) All costs and expenses incident to the registration and qualifications required by this Section shall be borne by TRC, except that underwriting discounts attributable to the TRC Shares, any legal fees of counsel for the Sellers, and the cost of qualifying the TRC Shares for sale in any states other than the states in which the common stock to be registered by TRC is to be qualified shall be borne by the Sellers.

          (e) TRC shall not be required to effect any registration of TRC Shares if it shall deliver to the Stockholders requesting such registration an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to such Stockholders) to the effect that the TRC Shares held by such Stockholders may be sold in the public market without registration under the Securities Act and any applicable state securities laws.

     2. RULE 144. TRC shall take all actions necessary to enable holders of TRC Shares to sell such securities without registration under the Securities Act within the exemptions provided by (a) Rule 144, or (b) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of the Stockholders, TRC will deliver to such holders a written statement as to whether it has complied with such requirements.

     3. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause TRC to include the TRC Shares in a registration statement pursuant to this Agreement may be assigned (but only with all related obligations) by a Stockholder to a transferee or assignee of such securities that (i) is a Stockholder's family member, trust for the benefit of a Stockholder, or a trust or foundation formed by the Stockholder, or (ii) after such assignment or transfer, holds at least 25,000 TRC Shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) TRC is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

     4. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the party or parties against whom enforcement of such amendment, modification or supplement is sought.

     5. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, by reputable courier, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered, personally, or sent by facsimile transmission or, if mailed or sent by courier, two days after the date of deposit in the United States mails or delivery to the courier as follows:

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                  TO THE STOCKHOLDERS:

                  See attached Schedule 5.


                  TO TRC:

                  TRC Companies, Inc.
                  5 Waterside Crossing
                  Windsor, CT 06095
                  Attention:  Vice President and General Counsel
                  Fax No. 860-298-6291

or to such other address as any party shall furnish to the other by notice given in accordance with this Section.

        Any party may, by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

     6. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, legal representatives and permitted assigns subject to paragraph 3. Subject to paragraph 3 hereof, neither this Agreement, nor any right hereunder, may be assigned by any party hereto without the written consent of the other parties hereto.

     7. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut, without giving effect to the conflicts of law principles thereof. The parties hereto irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Connecticut and of the United States of America located in the State of Connecticut (the "Connecticut Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Connecticut Courts and agree not to plead or claim in any Connecticut Court that such litigation brought therein has been brought in an inconvenient forum.

     8. HEADINGS; EXECUTION IN COUNTERPARTS. The article, section and paragraph headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all but together signed by all of the parties hereto.

     9. INVALIDITY OF PROVISION. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of

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this Agreement in that jurisdiction or the validity or enforceability of this
Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

     10. FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     11. NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement is intended or shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     12. ENTIRE AGREEMENT. This Agreement and the Stock Purchase Agreement constitute the entire agreement among the parties with respect to the transactions contemplated hereby and thereby, and supersede all prior agreements and understandings, written or oral, with respect thereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          TRC COMPANIES, INC.

                                          By:
                                               -------------------------------
                                          Name:  Martin H. Dodd
                                          Title:  Vice President


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                                    STOCKHOLDERS:



                                    ------------------------------------------
                                    John V. Lowney, Individually and as
                                    Trustee for the John V. Lowney 1990
                                    Revocable Trust dated August 28. 1990


                                    ------------------------------------------
                                    Ron L. Helm


                                    ------------------------------------------
                                    Ronald A. Massone


                                    ------------------------------------------
                                    Stason I. Foster


                                    ------------------------------------------
                                    C. Barry Butler


                                    ------------------------------------------
                                    Thomas C. Benson, Jr.


                                    ------------------------------------------
                                    Belinda P. Blackie


                                    ------------------------------------------
                                    Thomas F. McCloskey


                                    ------------------------------------------
                                    Peter M. Langtry



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                                   SCHEDULE 5


STOCKHOLDERS:

John V. Lowney, Individually and as
Trustee for the John V. Lowney 1990
Revocable Trust dated August 28. 1990

Ron L. Helm

Ronald A. Massone

Stason I. Foster

C. Barry Butler

Thomas C. Benson, Jr.

Belinda P. Blackie

Thomas F. McCloskey

Peter M. Langtry


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